Protect the Value of Your Whitestone Investment Vote the enclosed WHITE proxy card today for the Board’s nominees: Nandita Berry, Jack Mahaffey, and Jim Mastandrea. Dear Fellow Shareholder, In advance of the Company’s upcoming 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), you have an opportunity to determine which nominees to your Board of Trustees (the “Board”) will best serve the interests of ALL Whitestone shareholders. Under the leadership and direction of your Board, Whitestone continues to successfully execute on its differentiated e-commerce resistant business strategy that we believe is creating substantial and sustainable value. Despite our track record of creating value, a Whitestone shareholder, KBS Strategic Opportunity REIT (“KBS”), is seeking to replace two Whitestone trustees with its own nominees. We believe you are faced with a critical choice that will impact the future value of your investment in Whitestone: reelect your Board’s three highly qualified trustees, each of whom offers a diverse skill set and is actively overseeing the implementation of the Company’s long-term strategic plan – or vote for any of KBS’s candidates, whom we believe lack the skills and experience necessary to deliver strong financial results. We invite you to read about the Whitestone nominees to gain insights into their views and their objectives regarding the Company. >

Nandita Berry Trustee & Member of the Audit Committee Trustee since 2017 What skillsets do you believe you bring to Whitestone and how do you believe they complement the other trustees? My deep relationships with state and government officials in Texas, my background in the legal field and my knowledge of the Texas economy complement the skillsets of Whitestone’s other trustees. My roles and responsibilities while serving as the Secretary of the State of Texas were wide-ranging and included serving as economic ambassador, chief elections officer, border commerce coordinator and chief international protocol officer for state and international matters. On a personal level, I believe Texas represents a land of opportunity. In 1989, I immigrated from India with just $200 to my name to attend the University of Houston. As Secretary of State, I made it my mission to talk to companies across the country and bring business to Texas. I see similar opportunities for growth at Whitestone and am delighted to be able to bring my knowledge and connections to the Board. I have been excited to join my fellow trustees to capitalize on strategic development and redevelopment opportunities that will drive significant growth and value creation. Jack Mahaffey Trustee, Chairman of the Nominating and Corporate Governance Committee & Member of the Compensation Committee and Audit Committee Trustee since 2000 As a member and former Chairman of the Compensation Committee and current Chairman of the Nominating and Corporate Governance Committee, tell us about Whitestone’s recent changes to better align with shareholder interests. We seek to keep an open line of communication with shareholders and we value their feedback. Based on what we have learned from these conversations, we have made a number of changes to the Company’s executive compensation program to more closely align the interests of management with shareholders. Our new Long-Term Equity Incentive Ownership Plan, which was approved by shareholders, reduces the maximum number of common shares and operating partnership units that may be issued to Whitestone employees from 12.5% of our outstanding shares under our 2008 Plan to approximately 8.5% of common shares and operating partnership units, and eliminates the share reload or “evergreen” feature in our 2008 Plan. In addition, the 2017 fair value of equity awards to our CEO and CFO were reduced by approximately 70% from the 2016 grant date fair value of equity awards. Unique Qualifications: • Former President and CEO of Shell Mining Company • Former Board member of the National Coal Association and the National Coal Council • Expertise in the REIT industry and investment management • Served in the United States Air Force Unique Qualifications: • Former Texas Secretary of State • Held Senior Counsel positions at Locke Lord LLP and El Paso Energy Corporation • Distinguished record of civic service, including serving on the boards of the University of Houston System Board of Regents, the South Asian Chamber of Commerce and Houston Area Women’s Center • Juris Doctorate from the University of Houston Law Center

Most importantly, a significant portion of 2017 equity awards are, and we expect a significant portion of future awards to be, performance awards based on Whitestone’s Total Shareholder Return as compared with our peers, ensuring that management is rewarded only when shareholders are. We have also implemented share ownership guidelines of five times base salary for our CEO and three times base salary for other Named Executive Officers, and for trustees, five times the annual cash retainer. Whitestone’s evaluation and nomination processes regularly bring new expertise, relevant skills and un-conflicted perspectives to our Board. I am proud that, in 2017, we refreshed and strengthened the Board by adding three outstanding independent trustees, Nandita Berry, Najeeb Khan and David Taylor. They bring exceptional industry knowledge and experience as well as diverse backgrounds and perspectives. Jim Mastandrea Chairman of the Board & Chief Executive Officer Trustee since 2006 How has the Internet changed the commercial real estate industry and how has Whitestone adapted to these changes? We anticipated that e-commerce would forever change the way people shop. So, we revamped our strategy to capitalize on the needs of a changing market. Specifically, the dominance of Amazon and other e-commerce providers has negatively impacted the retail real estate segment of the REIT industry, creating a major void in communities to meet and fill neighborhood consumer needs for local necessities and services such as specialty retail, grocery, restaurants and medical, educational and financial services. Our goal is to become a leading provider of these services within the fastest growing cities in business-friendly states by acquiring, developing, redeveloping and operating community-centered properties in neighborhoods with high household incomes. We believe Whitestone has a unique approach to creating shareholder value. First, we research consumer behavior and the needs of the community in order to determine which services and necessities are missing. Then, we acquire properties in the respective communities, find entrepreneurial tenants to meet local needs and provide our infrastructure of people and processes to ensure the shopping center and its tenants are successful. We believe that this approach will allow us to maximize potential property income and stability. We are confident that our innovative approach and investment in our properties will enable us to continue to provide an attractive return to our shareholders. Unique Qualifications: • 38 years of experience as a leader in the real estate industry • 20 years of experience in high level positions at public companies • Critical to the oversight and execution of Whitestone’s strategic initiatives, growth and financial and operational performance • 2017 Recipient of EY Entrepreneur of the Year – Transformational CEO Award

w The Whitestone Board Has the Right Mix of Expertise, Knowledge and Fresh Perspectives to Deliver Value to ALL Shareholders WSR Trustee Nominees KBS Trustee Nominees Credentials Jim Mastandrea Jack Mahaffey Nandita Berry Kenneth Fearn David Snyder Knowledge of Retail Real Estate ✔ ✔ Connectivity with Whitestone’s Markets ✔ ✔ Independent? (Not affiliated with WSR or any KBS entity) ✔ Public Company Leadership (C-level role) ✔ ✔ Finance / Accounting Experience ✔ ✔ ✔ ✔ ✔

We Believe that KBS’s Nominees Lack Qualifications Relative to our Nominees The Whitestone Board has the leadership and real estate expertise necessary to continue executing our proven strategy. In stark contrast, KBS has offered no suggestions to change or improve Whitestone’s strategy and is seeking your support for two nominees who appear to have NO valuable experience. Neither of KBS’s nominees – David Snyder and Kenneth Fearn – brings the qualifications or skills that your Board believes are important in enhancing shareholder value. The KBS nominees lack retail experience, which is the primary focus of the Company’s long-term strategic plan. Neither of them appears to have experience with commercial properties in Whitestone’s core markets, namely the Phoenix, Austin, Dallas, San Antonio and Houston metropolitan areas. Also concerning is that both Mr. Snyder and Mr. Fearn are deeply entwined with KBS. Specifically, Mr. Snyder currently serves as the Chief Executive Officer and Chief Investment Officer of Keppel-KBS US REIT Management. Mr. Fearn is intimately involved in a joint venture investment with KBS as Founder and Managing Partner of Integrated Capital. We believe shareholders should elect trustees who share their goal of advancing the interests of the Company, NOT those of a single shareholder. We believe that this lack of experience, in combination with their lack of understanding of Whitestone’s markets and industry as well as their lack of independence from KBS, underscores that neither of KBS’s nominees would add any value to Whitestone’s current Board. The Whitestone Board has been willing to evaluate KBS’s nominees as we would any trustee candidate to fairly assess their ability to add value to the Board. As such, on February 19, 2018, our Nominating and Corporate Governance Committee sent KBS’s nominees the routine questionnaire that we require of our current officers and trustees – KBS’s nominees refused to provide the information in the questionnaire. Additionally, on February 27, 2018, our Nominating and Corporate Governance Committee sent KBS’s nominees invitations to have in-person interviews – KBS’s nominees rejected our invitations. Do not let KBS's inexperienced nominees take control of your investment. Do not jeopardize your dividend and share price appreciation potential. Protect the Value of Your Investment. Vote the WHITE Proxy Card Today. We believe that Whitestone’s Board has a proven track record of driving shareholder value and taking decisive action to ensure the long-term success of the Company. Your Board and management team are active, engaged and implementing the Company’s strategic plan to continue delivering financial and operational growth. Whitestone is led by a team that has what it takes to guide the Company into the future to maximize value for all shareholders. Your vote is important, no matter how many shares you own. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to protect your investment in Whitestone by voting the WHITE proxy card today. On behalf of your Board of Trustees, we appreciate your continued support. Sincerely, James C. Mastandrea Chairman and CEO

Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Secu- rities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposi- tion strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to success- fully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company’s efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company’s real estate strategies and investment objectives; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission (“SEC”) from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional Information Whitestone REIT has filed a definitive proxy statement on Schedule 14A and form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2018 Annual Meeting (the “Definitive Proxy Statement”). Whitestone REIT, its trustees and its executive officers and Innisfree M&A Incorporated on their behalf will be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the names of the Com- pany’s trustees and executive officers and their ownership in the Company’s common shares and other securities is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Trustees for election at the 2018 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a copy of the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.whitestonereit.com. Your vote is important, no matter how many shares you own. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to protect your investment in Whitestone by voting the WHITE proxy card today. Please refer to the enclosed WHITE proxy card for information on how to vote by telephone or by Internet, or simply sign and date the WHITE proxy card and return it in the postage-paid envelope provided and vote “FOR” all of Whitestone’s trustees. If you have any questions, or need assistance in voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-750-0502.